UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

drugstore.com, inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a(6)(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Explanatory Note

On April 18, 2007, we filed with the Securities and Exchange Commission our definitive proxy statement for our annual meeting of stockholders to be held on June 6, 2007. Our definitive proxy statement is hereby revised to correct certain typographical errors on page 10 of our definitive proxy statement in the description of the options we expect to grant to our non-employee directors after their election (or re-election) to our board of directors at our 2007 annual meeting of stockholders. The corrected description is excerpted below:

Director Compensation

Non-employee directors are also eligible to receive stock option grants under our 1998 Stock Plan, as amended in June 2000 (the “1998 Stock Plan”). Each of our non-employee directors receives an annual option grant under the 1998 Stock Plan, for his or her service on the board of directors during the one-year term following his or her election (or re-election) at our annual stockholders meeting. The exercise price of the option is the market price per share on the date of grant. These options vest in full on the first anniversary of the date of grant. In June 2006, for their service during the 2006-2007 term, each of Mrs. Gates and Messrs. Levitan, Savoy, and Stanger received an option to purchase 25,000 shares of our common stock at an exercise price of $3.85 per share, which was the market price on the date of grant. The options we granted to Mrs. Gates and Mr. Levitan were canceled for failure to vest at the time of each director’s respective resignation. After his or her election as a director at the Annual Meeting, each of our non-employee directors will receive an option to purchase an additional 30,000 shares of our common stock, at an exercise price equal to the market price on the date of grant, for service during the 2007-2008 term. In addition, we generally grant options under the 1998 Stock Plan to new non-employee directors at the time they first join our board of directors. In August 2006, we granted Mr. Killeen an option to purchase 100,000 shares of our common stock at an exercise price of $3.00 per share, which was the market price on the date of grant. In November 2006, we granted each of Messrs. Bennet and Entress an option to purchase 100,000 shares of our common stock at an exercise price of $3.49, which was the market price on the date of grant. These options vest over four years, with 20% vesting six months after the date of the director’s appointment and the remaining 80% vesting in equal increments at the end of each quarterly period thereafter.